EXHIBIT 21
(to Form 10-K)
THE CLOROX COMPANY
SUBSIDIARIES OF THE REGISTRANT
(100% owned unless otherwise indicated)

Subsidiaries                      Jurisdiction of Incorporation
-----------------------           -----------------------------
1109346 Ontario Ltd.              Canada

1216899 Ontario Inc.              Canada

Aldiv Transportation, Inc.        California

American Sanitary Company S.A.    Costa Rica

American Sanitary Company         Cayman Islands
 (Overseas) Inc. (51%)

Amesco Ltd. (49%)                 Cayman Islands

Andover Properties, Inc.          Delaware

Argus Holdings Inc.               Delaware

Armor All Products Corporation    Delaware

Armor All Products GmbH           Germany

Brita America, Inc.               Nevada

Brita (Canada) Inc.               Canada

Brita Ltd. (50%)                  Canada

The Brita Products Company        Delaware

Brita (South America) Inc. (50%)  Canada

Camello Cayman Co.                Cayman Islands

Chesapeake Assurance Limited      Hawaii

Clorosul Ltda.                    Brazil

Clorox Argentina S.A.             Argentina

Clorox (Australia) Pty. Ltd.      Australia

Clorox (Barbados) Inc.            Barbados

Clorox do Brasil Ltda.            Brazil

The Clorox Company of             Canada
 Canada, Ltd.

Clorox (Cayman Islands) Ltd.      Cayman Islands

Clorox Chile S.A.                 Chile

The Clorox China Company          Delaware

Clorox Export Company, Inc.       Barbados

The Clorox Far East Company       Hong Kong
 Limited

Clorox Germany GmbH               Germany

The Clorox (Guangzhou) Company    People's Republic of China
 Ltd. (95%)

The Clorox International Company  Delaware

Clorox Japan Limited              Japan

Clorox Korea Ltd.                 Korea

Clorox (Malaysia)                 Malaysia
 Industries Sdn. Bhd.
Clorox (Malaysia) Sdn. Bhd.       Malaysia

Clorox de Mexico,                 Mexico
 S. de R. L. de C. V.

Clorox Mexicana,                  Mexico
 S. de R. L. de C. V.

Clorox Netherlands B. V.          The Netherlands

The Clorox Company of New         New Zealand
 Zealand Limited

Clorox del Pacifico S.A.          Peru

Clorox de Panama S.A.             Panama

Clorox del Peru S.A.              Peru

Clorox Products Manufacturing     Delaware
 Company

Clorox Professional Products      Delaware
 Company

The Clorox Company of             Delaware
 Puerto Rico

The Clorox Sales Company          Delaware

Clorox Services Company           Delaware

Clorox Servicios Corporativos,    Mexico
S. de R.L. de C.V.

The Clorox South Asia Company     Delaware

Clorox Uruguay S.A.               Uruguay

CLX Realty Co.                    Delaware

Corporacion Clorox de             Venezuela
 Venezuela, S.A.

EcuaClorox S.A.                   Ecuador

Electroquimicas Unidas S.A.C.I.   Chile

Henkel Iberica, S.A. (20%)        Spain

The Household Cleaning Products   Egypt
   Company of Egypt, Ltd. (49%)

The HV Food Products Company      Delaware

HV Manufacturing Company          Delaware

Invermark S.A.                    Argentina

Kaflex S.A.                       Argentina

Kingsford Manufacturing Company   Delaware

The Kingsford Products Company    Delaware

Lynley Limited                    Delaware

The Mexco Company                 Delaware

Mohammed Ali Abudawood and        Saudi Arabia
  Company for Industry (30%)

National Cleaning Products        Saudi Arabia
  Company Limited (30%)

Pacico Alliance (Singapore)       Singapore
 Pte. Ltd.

Pacico International Limited      Hong Kong

Pacico International              The Philippines
 Philippines Inc. (60%)

Pacico Marketing (HK) Limited     Hong Kong

Pacific Brands (Malaysia)         Malaysia
 Sdn. Bhd.

Percenta Enterprise Sdn. Bhd.     Malaysia

Productos Del Hogar, C.           Dominican Republic
 por A. (49%)

PT Clorox Indonesia               Indonesia

Rocha Color S.A.                  Uruguay

The Rotanco Corporation           Delaware

Sarah Resources Limited           Canada

Tecnoclor S.A.  (60%)             Colombia

Traisen S.A.                      Uruguay

United Cleaning Products Mfg.     Yemen Arab Republic
 Co. Ltd. (33%)

Yuhan-Clorox Co., Ltd. (50%)      Korea